As filed with the Securities and Exchange Commission on February 27, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROCKWOOD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2277366
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Overlook Center

Princeton, New Jersey 08540

(609) 514-0300

(Address, including zip code, and telephone number, including area code, of principal executive offices)

2005 Amended and Restated Stock Purchase and Option Plan
for Rockwood Holdings, Inc. and Subsidiaries

(Full Title of the Plan)

Thomas J. Riordan, Esq.

Senior Vice President, Law & Administration

Rockwood Holdings, Inc.

100 Overlook Center

Princeton, New Jersey 08540

(609) 514-0300

 (Name and address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Roxane F. Reardon, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, $0.01 par value	9,121,469	$22.53	$205,506,696.57	$21,989.22

(1) Covers shares of common stock reserved for issuance under the 2005 Amended and Restated Stock Purchase and Option Plan for Rockwood Holdings, Inc. and Subsidiaries and an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457 under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices of the common stock being registered hereby on the New York Stock Exchange on February 21, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Rockwood Holdings, Inc. (the “Company”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this registration statement:

(a)                The Company’s Prospectus filed pursuant to Rule 424(b) under the Securities Act (Registration No. 333-122764) on August 18, 2005 (the “Prospectus”);

(b)               The Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2005 and September 30, 2005 and Current Reports on Form 8-K filed on August 22, 2005, November 10, 2005, December 15, 2005, December 21, 2005, January 18, 2006, February 2, 2006 and February 16, 2006; and

(c)                The description of the Company’s Common Stock in the Company’s registration statement on Form 8-A (Registration No. 001-32609), filed under Section 12(b) of the Exchange Act on August 15, 2005, including any amendment or report filed for the purpose of updating such description.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel.

Certain partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others have an indirect interest in our common stock through limited partnerships that are investors in certain affiliates of KKR that hold shares of our common stock.

Item 6.        Indemnification of Directors and Officers.

Rockwood Holdings, Inc., or the Registrant, is a Delaware corporation. Section 145 of the Delaware General Corporation Law, or the “DGCL”, grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations or the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Article EIGHTH of the Registrant’s Amended and Restated Certificate of Incorporation provides that except as otherwise provided by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Article V of the Registrant’s Amended and Restated By-laws provides that the Registrant shall indemnify directors and officers of the Registrant as specified in the Certificate of Incorporation. In addition, to the fullest extent permitted by the DGCL, the Registrant shall indemnify any current or former director or officer of the Registrant and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Registrant against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the light of the Registrant or otherwise, to which he was or is a party by reason of his current or former position with the Registrant or by reason of the fact that he is or was serving, at the request of the Registrant, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The Registrant’s Amended and Restated Certificate of Incorporation also provides that expenses incurred by a person who is or was a director or officer of the Registrant in appearing at, participating in or defending any such action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant as provided by the Registrant’s Amended and Restated Certificate of Incorporation.

Item 7.        Exemption from Registration Claimed.

Not applicable.

Item 8.        Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description of Document

4.1(A)	Amended and Restated Certificate of Incorporation

4.2(A)	Amended and Restated Bylaws

4.3(B)	Form of Certificate of Common Stock

4.4(B)	Warrant Agreement, dated as of July 23, 2003, between Rockwood Holdings, Inc. and KKR Millennium Fund L.P.

4.5(B)	Registration Rights Agreement, dated as of November 20, 2000, among Rockwood Holdings, Inc., KKR 1996 Fund L.P. and KKR Partners II, L.P.

4.6(B)	First Amendment, dated as of July 23, 2003, to the Registration Rights Agreement, among Rockwood Holdings, Inc., KKR 1996 Fund L.P., KKR Partners II, L.P. and KKR Millennium Fund L.P.

4.7(B)

Stockholders Agreement, dated as of July 29, 2004, among Rockwood Holdings, Inc., KKR 1996 Fund, L.P., KKR Partners II, L.P., KKR Millennium Fund, L.P., KKR Partners III, L.P., KKR European Fund, Limited Partnership and DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V, DLJ Offshore Partners III, C.V., DLJ MB Partners III GmbH & Co. KG, Millennium Partners II, L.P. and MBP III Plan Investors, L.P.

4.8(C)

Amendment to Stockholders Agreement and Waiver, dated as of January 27, 2006, by and among Rockwood Holdings, Inc., KKR 1996 Fund, L.P., KKR Partners II, L.P., KKR Millennium Fund, L.P., KKR Partners III, L.P., KKR European Fund, Limited Partnership and DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., DLJ Offshore Partners III, C.V., DLJ MB Partners III GmbH & Co. KG, Millennium Partners II, L.P. and MBP III Plan Investors, L.P.

4.9(B)	Investors’ Rights Agreement, dated as of November 20, 2000, among K-L Holdings, Inc., KKR 1996 Fund L.P., KKR Partners II L.P. and Merrill Lynch Capital Corporation

4.10(B)	Amendment and Supplement No. 1 dated as of February 7, 2001 to the Investors’ Rights Agreement, dated as of November 20, 2000, among Rockwood Holdings, Inc.,

KKR 1996 Fund L.P., KKR Partners II, L.P., Merrill Lynch Capital Corporation and Allianz Lebensversicherungs—AG, Stuttgart

4.11(B)	Supplement No. 2 dated as of January 14, 2005 to the Investors’ Rights Agreement, dated as of November 20, 2000, among Rockwood Holdings, Inc., Merrill Lynch Capital Corporation and SPCP Group, L.L.C.

5.1	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschftsprüfungsgesellschaft

24.1	Powers of Attorney (included on signature page).

(A)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 22, 2005.

(B)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-122764).

(C)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 2, 2006.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(a)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)           For purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

(d)           For purposes of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant

(iii)                          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e)           For purposes of determining any liability under the Securities Act of1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Princeton, state of New Jersey on this 27th day of February, 2006.

ROCKWOOD HOLDINGS, INC.

By:	/s/ Thomas J. Riordan
	Name:	Thomas J. Riordan
	Title:	Senior Vice President, Law & Administration

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas J. Riordan and Michael W. Valente, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, in connection with this registration statement, to sign any and all amendments or supplements to the registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 27th day of February, 2006.

Signature	Title

/s/ Seifi Ghasemi	Chairman, President and Chief Executive Officer
Seifi Ghasemi	(Principal Executive Officer)

/s/ Robert J. Zatta	Senior Vice President and Chief Financial Officer
Robert J. Zatta	(Principal Financial Officer)

/s/ James T. Sullivan	Corporate Controller
James T. Sullivan	(Principal Accounting Officer)

/s/ Brian F. Carroll	Director
Brian F. Carroll

/s/ Sheldon R. Erikson	Director
Sheldon R. Erikson

/s/ Todd A. Fisher	Director
Todd A. Fisher

/s/ Perry Golkin	Director
Perry Golkin

/s/ Douglas L. Maine	Director
Douglas L. Maine

/s/ Susan Schnabel	Director
Susan Schnabel

/s/ Fredrik Sjödin	Director
Fredrik Sjödin